Exhibit (n)



                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

                                  JULY 1, 2003

This Multiple Class Plan ("Plan") is adopted pursuant to Rule 18f-3 ("Rule") under the Investment Company Act of 1940, as amended ("1940 Act"), for the registered investment companies specified in Appendix A (each, a "Company") on behalf of their separate investment portfolios (each, a "Fund") for which A I M Distributors, Inc. ("ADI") serves as general distributor and INVESCO Funds Group, Inc. ("IFG") serves as investment adviser. This Plan shall govern the terms and conditions under which each Fund may establish separate classes of shares. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Rule.

1. DESCRIPTION OF CLASSES OFFERED. Each Fund may offer any or all of the following classes of its shares: Class A, Class B, Class C, Class K, Class R, Investor Class, and Institutional Class; additional classes may be added in the future. Each class of shares is described in greater detail in the Fund's Registration Statement. The term "Registration Statement" shall mean the currently effective Registration Statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended, and the 1940 Act, as such Registration Statement may be amended or supplemented from time to time. Except to the extent provided in (a) and
      (b) below, each class of a Fund shall have in all other respects the same rights and obligations as each other class. The classes of shares to be offered by the Fund and other material distribution arrangements with respect to such classes shall be disclosed in the prospectus and/or statement of additional information (collectively, "Prospectus") used to offer that class of shares. Such Prospectus shall be supplemented or amended to reflect any change(s) in classes of shares to be offered or in the material distribution arrangements with respect to such classes.

      (a) CLASS FEATURES. One or more classes of a Fund may have a different arrangement for shareholder services, including different sales charges, sales charge waivers, purchase and redemption features, exchange privileges, loan privileges, availability of certificated shares and/or conversion features. One or more classes of a Fund may have a separate distribution plan and agreement ("12b-1 Plan"), and shall pay all of the expenses incurred pursuant to that arrangement, and may pay a different share of expenses ("Class Expenses") if such expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than that of other classes.

      (b) VOTING RIGHTS. One or more classes of a Fund shall have exclusive voting rights on any matters that relate solely to that class's arrangements, including without limitation voting with respect to a 12b-1 Plan for that class. One or more classes of a Fund shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

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2.    ALLOCATION OF INCOME AND EXPENSES.

      (a) DISTRIBUTION AND SHAREHOLDER SERVICE FEES. Each class shall bear directly any and all fees: (i) paid to ADI to compensate ADI for expenses incurred in activities that are primarily intended to result in the distribution and sale of shares as defined in the 12b-1 Plan and/or agreements relating thereto ("Distribution Fee"); and/or (ii) paid to financial intermediaries for the ongoing provision of personal services to shareholders and/or maintenance of shareholder accounts ("Shareholder Service Fee").

      (b) ALLOCATION OF INCOME, GAINS AND LOSSES. Income, realized and unrealized capital gains and losses, and expenses of the Fund other than Class Expenses allocated to a particular class shall be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund.

      (c) ALLOCATION OF CLASS EXPENSES. Class Expenses are those expenses that may be specifically attributable to a particular class of shares, including, but not limited to: (i) 12b-1 Plan fees; (ii) transfer and shareholder servicing agent fees, distribution fees, and administrative service fees; (iii) shareholder meeting expenses; (iv) printing and postage expenses related to preparing and distributing materials such as shareholder reports, Prospectuses, and proxies to current shareholders; (v) blue sky and SEC registration fees; (vi) litigation expenses or other legal expenses; and (vii) any other incremental expenses subsequently identified that should be allocated to one class. While such expenses may involve issues relating either to a specific class or to the entire Fund, they constitute Class Expenses only when they are attributable to a specific class. Class Expenses are charged directly to the net assets of that class and, thus, are borne on a pro rata basis by the outstanding shares of that class. Because Class Expenses may be accrued at different rates for each class of the Fund, dividends distributable to shareholders and net asset values per share may differ for shares of different classes of the Fund.

      (d) ALLOCATION OF FUND EXPENSES. If an expense is not a Class Expense specifically attributable to a particular class of shares, then each class shall bear proportionately all other expenses incurred by a Fund based on the relative net assets attributable to each such class.

      (e) EXPENSE WAIVERS AND REIMBURSEMENTS. From time to time IFG may voluntarily undertake to (i) waive any portion of the management fee charged to the Fund, and/or (ii) reimburse any portion of the expenses of the Fund or of one or more of its classes, but is not required to do so or to continue to do so for any period of time.

3. DISTRIBUTION AND SERVICING ARRANGEMENTS. The provisions of a Fund's Prospectus describing the distribution and servicing arrangements in detail, including the Distribution Fee and Shareholder Service Fee applicable to any class, are incorporated herein by reference. All other terms and conditions with respect to Shareholder Service Fees and Distribution Fees shall be governed by the Plan of Distribution adopted by the Fund with respect to such fees and Rule 12b-1 under the 1940 Act. The distribution and servicing arrangements identified below will apply for the following classes offered by a Fund:

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      (a)  CLASS A. Class A shares  shall be  offered at net asset  value plus a front-end sales charge as approved from time to time by the Companies' Board of Directors ("Directors") and set forth in the Fund's Prospectus, which may be reduced or eliminated for certain money market fund shares, for larger purchases, under a combined purchase privilege, under a right of accumulation, under a letter of intent or for certain categories of purchasers as permitted by Rule 22(d) of the 1940 Act and as set forth in the Fund's Prospectus. Class A shares that are not subject to a front-end sales charge as a result of the foregoing shall be subject to a CDSC as set forth in
           Section 4(a) of this Plan if so provided in the Fund's Prospectus. The offering price of shares subject to a front-end sales charge shall be computed in accordance with Rule 22c-1 and Section 22(d) of the 1940 Act and the rules and regulations thereunder. Class A shares shall be subject to an ongoing Distribution Fee and/or Shareholder Service Fee approved from time to time by the Directors and set forth in the Fund's Prospectus.

      (b) CLASS B. Class B shares shall be (i) offered at net asset value, (ii) subject to a CDSC as set forth in Section 4(b), (iii) subject to an ongoing Distribution Fee and/or Shareholder Service Fee approved from time to time by the Directors and set forth in the Fund's Prospectus, and (iv) to the extent provided for in the Fund's Prospectus, converted to Class A shares as set forth in the Fund's Prospectus.

      (c) CLASS C. Class C shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 4(c), and
           (iii) subject to an ongoing Distribution Fee and/or Shareholder Service Fee approved from time to time by the Directors and set forth in the Fund's Prospectus.

      (d) CLASS K. Class K shares shall be (i) offered at net asset value, (ii) offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Prospectus, and (iii) subject to an ongoing Distribution Fee and/or Shareholder Service Fee approved from time to time by the Directors and set forth in the Fund's Prospectus.

      (e) CLASS R. Class R shares shall be (i) offered at net asset value, (ii) offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Prospectus, and (iii) subject to an ongoing Distribution Fee and/or Shareholder Service Fee approved from time to time by the Directors and set forth in the Fund's Prospectus. Class R shares may be subject to a CDSC as set forth in Section 4(e) of this Plan if so provided in the Fund's Prospectus.

      (f) INVESTOR CLASS. Investor Class shares shall be (i) offered at net asset value, and (ii) subject to an ongoing Distribution Fee and/or Shareholder Service Fee approved from time to time by the Directors and set forth in the Fund's Prospectus.

      (g) INSTITUTIONAL CLASS. Institutional Class Shares shall be (i) offered at net asset value, and (ii) offered only to certain categories of investors as approved from time to time by the Directors and as set forth in the Fund's Prospectus.

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4.    CONTINGENT DEFERRED SALES CHARGE. Where applicable,  a contingent deferred sales charge ("CDSC") shall be assessed on an amount of the total original cost of the shares at the time of purchase. No CDSC shall be imposed on increases in the net asset value of shares being redeemed above the initial purchase price. No CDSC shall be assessed on shares derived from reinvestment of dividends or capital gains distributions. The order in which shares are to be redeemed when not all of such shares would be subject to a CDSC shall be determined by ADI in accordance with the provisions of Rule 6c-10 under the 1940 Act. ADI may in its discretion waive a CDSC otherwise due upon the redemption of shares and disclosed in the Fund's Prospectus and, for the Class A shares, as allowed under Rule 6c-10 under the 1940 Act. A CDSC shall be imposed upon redemptions of Class A shares that do not incur a front-end sales charge and of Class B shares and Class C shares as follows:

      (a) CLASS A. The period of time following acquisition of shares during which such shares may be assessed a CDSC upon redemption ("CDSC Period") for Class A shares shall be eighteen months, for purchases of $1,000,000 or more. The CDSC rate shall be as set forth in the Fund's Prospectus, the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class A shares unless so provided in a Fund's Prospectus.

      (b) CLASS B. The CDSC Period for the Class B shares shall be six years. The CDSC rate for the Class B shares shall be as set forth in the Fund's Prospectus, the relevant portions of which are incorporated herein by this reference.

      (c) CLASS C. The CDSC Period for the Class C shares shall be thirteen months. The CDSC rate for the Class C shares shall be as set forth in the Fund's Prospectus, the relevant portions of which are incorporated herein by reference.

      (d) CLASS K. The CDSC Period for the Class K shares shall only apply if IDI pays a concession to the dealer of record. The CDSC Period on such purchases of Class K shares shall be 12 months. The CDSC rate for the Class K shares shall be as set forth in the Fund's Prospectus, the relevant portions of which are incorporated herein by this reference.

      (e) CLASS R. The CDSC Period for the Class R shares shall only apply if IDI pays a concession to the dealer of record. The CDSC Period on such purchases of Class R shares shall be 12 months. The CDSC rate for the Class R shares shall be as set forth in the Fund's Prospectus, the relevant portions of which are incorporated herein by this reference.

5. EXCHANGE PRIVILEGES. Depending upon the Fund from which and into which an exchange is being made and when the shares were purchased, shares being acquired in an exchange may be acquired at their offering price, at their net asset value or by paying the difference in sales charges, as disclosed in the Fund's Prospectus. The CDSC payable upon redemption of Class A shares, Class B shares, and Class C shares subject to a CDSC shall be computed in the manner described in the Fund's Prospectus. Exchanges of shares shall be permitted as follows:

      (a) CLASS A. Class A shares may be exchanged for Class A shares of such other mutual funds as are disclosed in the Fund's Prospectus, subject to such terms and limitations as disclosed in the Fund's Prospectus.

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

      (b) CLASS B. Class B shares may be exchanged for Class B shares of such other mutual funds as are disclosed in the Fund's Prospectus, subject to such terms and limitations as disclosed in the Fund's Prospectus.

      (c) CLASS C. Class C shares may be exchanged for Class C shares of such other mutual funds as are disclosed in the Fund's Prospectus, subject to such terms and limitations as disclosed in the Fund's Prospectus.

      (d) CLASS K. Class K shares may be exchanged for Class K shares of such other mutual funds as are disclosed in the Fund's Prospectus, subject to such terms and limitations as disclosed in the Fund's Prospectus.

      (e) CLASS R. Class R shares may be exchanged for Class R shares of such other mutual funds as are disclosed in the Fund's Prospectus, subject to such terms and limitations as disclosed in the Fund's Prospectus.

      (f) INVESTOR CLASS. Investor Class shares may be exchanged for Investor Class shares of such other mutual funds as are disclosed in the Fund's Prospectus, subject to such terms and limitations as disclosed in the Fund's Prospectus.

      (g) INSTITUTIONAL CLASS. Institutional Class shares may be exchanged for Institutional Class shares of such other mutual funds as are disclosed in the Fund's Prospectus, subject to such terms and limitations as disclosed in the Fund's Prospectus.

6. CONVERSION OF CLASS B SHARES. The process by which Class B shares are converted to Class A shares shall be governed by the terms set forth in the Fund's Prospectus. Each time any shares purchased in a shareholder's account (not including shares purchased through the reinvestment of dividends and distributions) convert to Class A shares, a pro rata portion of shares purchased through the reinvestment of dividends and distributions shall also convert to Class A shares. All conversions shall be effected on the basis of the relative net asset values of the two Classes without the imposition of any sales load or other charge.

7. CLASS DESIGNATION. Subject to approval by the Board, a Fund may alter the nomenclature for the designations of one or more of its classes of shares.

8. INDEPENDENT AUDIT. The methodology and Procedures for calculating the net asset value, dividends and distributions of each class shall be reviewed by an independent auditing firm ("Expert"). At least annually, the Expert, or an appropriate substitute expert, will render a report to the Funds on policies and procedures placed in operation and tests of operating effectiveness as defined and described in the Statement of Auditing Standards No. 70 of the American Institute of Certified Public Accountants.

9. OFFERS AND SALES OF SHARES. IFG will maintain compliance standards as to when each class of shares may appropriately be sold to particular investors, and will require all persons selling shares of the Fund to agree to conform to such standards.

10. RULE 12b-1 PAYMENTS. The Treasurer of the Company shall provide to the Directors, and the Directors shall review, at least quarterly, the written report required by the Company's 12b-1 Plan. The report shall include information on (i) the amounts expended pursuant to the 12b-1 Plan, (ii)

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      the purposes for which such  expenditures  were made, and (iii) the amount of IDI's unpaid distribution costs (if recovery of such costs in future periods is permitted by that 12b-1 Plan), taking into account 12b-1 Plan payments paid to IDI.

11. CONFLICTS. On an ongoing basis, the Directors, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Fund for the existence of any material conflicts among the interests of the classes. IFG will be responsible for reporting any potential or existing conflicts to the Directors. In the event a conflict arises, the Directors shall take such action as they deem appropriate.

12. EFFECTIVENESS. This Plan shall take effect as of the date of adoption below, and has been approved by a majority vote of the Directors of the Fund, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act), and who have no direct or indirect financial interest in the operation of the Plan or any agreement relating to the Plan ("Independent Directors"). Prior to that vote, the Directors were furnished the methodology used for net asset value and dividend and distribution determinations for the Fund, and a majority of the Directors and Independent Directors determined that the Plan as proposed, including the allocation of expenses, is in the best interests of the Fund and to each class of the Fund individually.

13. AMENDMENT. Prior to any material amendment to this Plan, the Directors shall request and evaluate, and IFG shall furnish, such information as may be reasonably necessary to evaluate such amendment, and a majority of the Directors and Independent Directors shall find that the Plan as proposed to be amended, including the expense allocation, is in the best interests of the Fund and to each class of the Fund individually. No material amendment to this Plan shall be made by any Prospectus or supplement to the Prospectus, unless such amendment has first been approved by a majority of the Directors and Independent Directors.


Adopted by the Board of each Company as of July 1, 2003.



                                            By: /s/ Raymond R. Cunningham
                                                --------------------------------
                                            Name:   Raymond R. Cunningham
                                            Title:  President

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                                   APPENDIX A
                                       TO
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

REGISTERED
INVESTMENT
COMPANY                         FUNDS
--------------------------------------------------------------------------------

INVESCO COUNSELOR SERIES FUNDS, INC.

                                INVESCO Advantage Fund
                                INVESCO Advantage Global Health Sciences Fund

INVESCO BOND FUNDS, INC.

                                INVESCO High Yield Fund
                                INVESCO Select Income Fund
                                INVESCO Tax-Free Bond Fund
                                INVESCO U.S. Government Securities Fund

INVESCO COMBINATION STOCK & BOND FUNDS, INC.

                                INVESCO Balanced Fund
                                INVESCO Core Equity Fund
                                INVESCO Total Return Fund

INVESCO INTERNATIONAL FUNDS, INC.

                                INVESCO European Fund
                                INVESCO International Blue Chip Value Fund

INVESCO MANAGER SERIES FUNDS, INC.

                                INVESCO Multi-Sector Fund

INVESCO MONEY MARKET FUNDS, INC.

                                INVESCO Cash Reserves Fund
                                INVESCO Tax-Free Money Fund
                                INVESCO U.S. Government Money Fund

INVESCO SECTOR FUNDS, INC.

                                INVESCO Energy Fund
                                INVESCO Financial Services Fund
                                INVESCO Gold & Precious Metals Fund
                                INVESCO Health Sciences Fund
                                INVESCO Leisure Fund
                                INVESCO Real Estate Opportunity Fund
                                INVESCO Technology Fund
                                INVESCO Telecommunications Fund
                                INVESCO Utilities Fund

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INVESCO STOCK FUNDS, INC.

                                INVESCO Basic Value Fund
                                INVESCO Dynamics Fund
                                INVESCO Growth Fund
                                INVESCO Growth & Income Fund
                                INVESCO Mid-Cap Growth Fund
                                INVESCO Small Company Growth Fund
                                INVESCO S&P 500 Index Fund
                                INVESCO Value Equity Fund

INVESCO TREASURER'S SERIES FUNDS, INC.

                                INVESCO Stable Value Fund


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